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                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT


          This Employment Agreement (this "Agreement") is made and entered into as of September 15, 1999, by and between Naviant Technology Solutions, Inc., a Delaware corporation (the "Company"), and Raymond Butkus, an individual (the "Executive").

                                    RECITALS
                                    --------

          WHEREAS, the Company desires to hire the Executive and the Executive desires to become employed by the Company; and

          WHEREAS, the Company and the Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT TERMS AND DUTIES
          ---------------------------

          1.1  Employment.  The Company hereby employs the Executive, and the
               ----------
Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

          1.2  Duties.  The Executive shall serve as Senior Vice President,
               ------
overseeing Sales and Marketing for the Company. The Executive shall perform all reasonable duties assigned by the President of the Company. The Company agrees to provide Executive with Proprietary Information and specialized training necessary to assist Executive in performing his duties under this Agreement. During the term of his employment hereunder, the Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the interests of the Company and shall not be otherwise employed. Notwithstanding the above, Executive may serve as a director or trustee of other organizations, or engage in charitable, civic, and/or governmental activities provided that such service and activities do not prevent Executive from performing his duties under this Agreement and further provided that Executive obtains written consent for all such activities from a designated committee of the Company. As of the date of this Agreement, all such approved activities are set forth on Exhibit 1 to this Agreement. Executive may also engage in personal activities, including, without limitation, personal investments (subject to Section 3.1.1), provided that such activities do not interfere with his performance of duties hereunder.

          1.3  Term.  Subject to the provisions of Section 1.5 below, the
               ----                                -----------
initial term of employment of the Executive under this Agreement shall commence on the closing date of the Company's acquisition of IQ2.net (the "Hire Date") and shall continue for a period of twenty-four (24) months (the "Initial Term"). This Agreement will automatically be renewed by mutual agreement of the parties for an additional one (1) year period, unless notice of non-renewal is given to Executive in writing by the Company at least six months prior to the expiration of the Initial Term. (When used herein, the phrase "Employment Term" shall refer to the Initial Term and any subsequent renewal period under this Agreement).

          1.4  Compensation and Benefits.
               -------------------------

               1.4.1  Base Salary.  In consideration of the services rendered to
                      -----------
the Company hereunder by the Executive and the Executive's covenants hereunder, the Company shall, during the

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Employment Term, pay the Executive a salary at the annual rate of Two Hundred
Thousand Dollars ($200,000.00) (the "Base Salary"), less statutory deductions and withholdings, payable in accordance with the Company's regular payroll practices. The Base Salary shall be subject to review and modification, but any modification will only be binding and effective if it is contained in a written agreement, duly executed by Executive and by the designated representative of the Company's Board of Directors.

               1.4.2    Incentive Compensation.  In addition to the Base Salary,
                        ----------------------
Executive shall also be entitled to receive annual Incentive Compensation in the event, and only in the event, the Company achieves target financial objectives ("Target") as set forth in the annual financial plan approved by the Company's Board of Directors. Executive shall be entitled to Incentive Compensation in accordance with the following provisions:

                        (i) At the conclusion of the time period from the commencement of this Agreement until December 31, 1999, Executive shall be entitled to receive Incentive Compensation in an amount to be determined by the Board of Directors, in their sole discretion.

                        (ii) At the conclusion of the calendar year 2000, Executive shall be entitled to receive Incentive Compensation of Eighty Thousand Dollars ($80,000.00) in the event that the Company achieves its Target for revenue and/or pretax objectives for calendar year 2000 as those objectives are set forth and approved by the Board of Directors. In the event that the Company exceeds its Target financial objectives, Executive shall be eligible to receive additional Incentive Compensation of up to Twenty Thousand Dollars ($20,000.00) at a rate determined by the Board of Directors. Provided, however, that in no
                                                -----------------------------
event shall Executive be entitled to total combined Incentive Compensation for
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his calendar year 2000 in excess of One Hundred Thousand Dollars ($100,000.00).
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The actual Incentive Compensation amount shall be calculated based upon separate weightings attributed to revenue objectives and pre-tax income objectives as set forth and approved by the Board of Directors of the Company in the Company's annual operating plan.

                        (iii) At the conclusion of the calendar year 2001, Executive shall be entitled to receive Incentive Compensation of Eighty Thousand Dollars ($80,000.00) in the event that the Company achieves its Target for revenue and/or pretax objectives for calendar year 2001 as those objectives are set forth and approved by the Board of Directors. In the event that the Company exceeds its Target financial objectives, Executive shall be eligible to receive additional Incentive Compensation of up to Twenty Thousand Dollars ($20,000.00) at a rate determined by the Board of Directors. Provided, however, that in no
                                                -----------------------------
event shall Executive be entitled to total combined Incentive Compensation for
------------------------------------------------------------------------------
his calendar year 2001 in excess of One Hundred Thousand Dollars ($100,000.00).
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The actual Incentive Compensation amount shall be calculated based upon separate weightings attributed to revenue objectives and pre-tax income objectives as set forth and approved by the Board of Directors of the Company in the Company's annual operating plan.

               1.4.3    Benefits Package. In addition to the Base Salary,
                        ----------------
during the Employment Term, the Executive shall be entitled to receive such employee benefits and holidays as may be in effect from time to time as are afforded to other executives of the Company

               1.4.4    Vacation.  The Executive shall be entitled to four (4)
                        --------
weeks' vacation each year of employment.

               1.4.5    Expenses.  The Company shall, upon receipt from the
                        --------
Executive of supporting receipts to the extent required by applicable income tax regulations and the Company's

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reimbursement policies, reimburse the Executive for all out-of-pocket business expenses reasonably incurred by the Executive in connection with his employment hereunder.

               1.4.6    Stock Option. The Executive will be entitled to
                        ------------
participate in the Company's Stock Option Plan at the discretion of the Company's Board of Directors upon the terms and conditions set forth in the stock option agreement to be executed separately from this Agreement.

          1.5  Termination.  The Executive's employment and this Agreement
               -----------
(except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following, at the time set forth therefor (the "Termination Date"):

               1.5.1    Death or Disability.  Immediately upon the death of the
                        -------------------
Executive or the determination by the Company that the Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) days, due to a mental or physical illness or incapacity ("Disability") (termination pursuant to this Section 1.5.1 being referred to herein as termination for "Death or
        -------------
Disability"); or

               1.5.2    Voluntary Termination. Thirty (30) days following the
                        ---------------------
Executive's written notice to the Company of termination of employment; provided, however, that the Company may waive all or a portion of the thirty
--------- -------
(30) days' notice and accelerate the effective date of such termination (and the Termination Date) (termination pursuant to this Section 1.5.2 being referred to
                                                -------------
herein as "Voluntary" termination); or

               1.5.3    Termination For Cause.  Immediately following notice of
                        ---------------------
termination for "Cause" (as defined below), specifying such Cause, given by the Company (termination pursuant to this Section 1.5.3 being referred to herein as
                                      -------------
termination for "Cause").  As used herein, "Cause" means termination based on
(i) the Executive's material breach of this Agreement after receiving written notification from the Company and following a reasonable cure period, (ii) the Executive's conviction or plea of "guilty" or "no contest" to (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or (z) any other violation of criminal law involving dishonesty or willful misconduct that materially injures the Company (whether or not a felony), (iii) substance abuse by the Executive that in any manner materially interferes with the performance of his duties under this Agreement, (iv) the failure or refusal of the Executive to follow the lawful and proper directives of the Company that are within the scope of the Executive's duties set forth in Section 1.2 above and that is not
                                       -----------
corrected within fifteen (15) days after written notice from the Company to the Executive identifying such failure or refusal, (v) willful malfeasance or gross misconduct by the Executive that discredits or damages the Company including, without limitation, any breach of his obligations under Section 2 or Section 3
                                                        ---------    ---------
below, (vi) indictment of the Executive for a felony violation of the federal securities laws, (vii) the Executive's chronic absence from work for reasons other than illness, or (viii) material sub-par performance (as determined by the Board of Directors of the Company) by Executive of Executive's duties (provided that, under this part (viii), Executive shall be entitled to a one-time ninety
                                                               --------
(90) day period in which to improve his material sub-par performance; in the event that the Company chooses not to terminate Executive's employment after such 90-day period, the Company may elect at any time in the future to terminate the Executive's employment in accordance with this provision without further notice to Executive or grant of time to improve his performance); or

               1.5.4    Termination Without Cause.  Thirty (30) days following
                        -------------------------
notice of termination without Cause given by the Company; provided, however,
                                                          --------- -------
that during any such thirty (30) day notice period, the Company may suspend, with no reduction in pay or benefits, the Executive from his duties as set forth herein (including, without limitation, the Executive's position as a representative

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and agent of the Company) (termination pursuant to this Section 1.5.4 being
                                                        -------------
referred to herein as termination "Without Cause").


               1.5.5    Other Remedies.  Termination pursuant to Section 1.5.3
                        --------------                           -------------
above shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

          1.6  Severance and Termination.
               -------------------------

               1.6.1    Voluntary Termination, Termination for Cause,
                        ---------------------------------------------
Termination for Death or Disability.  In the case of a termination of
-----------------------------------
Executive's employment hereunder for Death or Disability in accordance with
Section 1.5.1 above, or Executive's Voluntary termination of employment
-------------
hereunder in accordance with Section 1.5.2 above, or a termination of the
                             -------------
Executive's employment hereunder for Cause in accordance with Section 1.5.3
                                                              -------------
above, (i) the Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid, accrued but unused vacation to the extent allowed by the Company's policies, vested benefits under any employee benefit plan, and any unreimbursed expenses pursuant to Section 1.4.5 hereof incurred by the Executive as of the termination
            -------------
date, and (ii) the Company's obligations under this Agreement shall immediately cease.

               1.6.2    Termination Without Cause; Non-Renewal. In the case of a
                        --------------------------------------
termination of the Executive's employment hereunder Without Cause in accordance with Section 1.5.4 above, the Company shall pay the Executive Twelve (12)
     -------------
months' salary (hereinafter the "Severance Payment"), payable at the times and subject to the tax withholding specified in Section 1.4.1 above. The Company's
                                            -------------
obligation to pay and the Executive's right to receive the Severance Payment shall cease in the event of the Executive's breach of his obligations under
Section 2 or Section 3 below.  It is expressly acknowledged that the provisions
---------    ---------
of this Section 1.6.2 have the effect, in some or all cases of termination of
        -------------
the Executive's employment, of eliminating or reducing compensation (salary, bonuses, and/or benefits) which would have been paid or available had Executive's employment not been terminated.

          1.7  Offset Against Severance.  During the period in which the
               ------------------------
Executive is receiving Severance Payments from the Company (the "Severance Period"), such Severance Payments to be provided to the Executive shall be reduced on a dollar-for-dollar basis by any wages actually received by the Executive during the Severance Period for full-time employment. The Executive promises and agrees to promptly advise the Company of the amount and source of any wages received by him.

     2.  CONFIDENTIAL INFORMATION - NON-DISCLOSURE
         -----------------------------------------

          2.1  Recognition of the Company's Rights: Nondisclosure.  Executive
               --------------------------------------------------
understands that the Company possesses Proprietary Information, which the Company agrees to disclose to Executive for the purpose of performing his duties under this Agreement.

               2.1.1 "Proprietary Information" shall mean Information (as defined below) of value to the Company that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by the Company including, for example, but not limited to, any trade secret, know-how, show-how and other proprietary information, irrespective of
(a) whether in tangible or non-tangible form, (b) whether patentable or copyrighted or subject to confidentiality, (c) its media, (d) whether solely or jointly created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive and/or one or more other persons, or (e) whether created, invented, developed, prepared, conceived, reduced to practice, made,

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suggested, discovered, received, or learned before, during, or after the term of this Agreement. Proprietary Information does not include Information (as defined below) that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities, Proprietary Information, or trade secret information except for such Information that either relates at the time of conception or reduction to practice of the Information to the Company's business, or actual or demonstrably anticipated research or development of the Company, or results from any work performed by the Executive for the Company.

               2.1.2 "Information" shall mean any list, schematic, diagram, circuitry, technology, inventory, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, tooling, mechanism, manufacture, assembly, installation, model, apparatus, product, device, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work, graphic work, audiovisual work, hardware, firmware, computer interface (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing, photograph, chart, graph, notebook, book, computer disk, tape, storage media, printout, sound recording, note, memorandum, specification, paper, document (irrespective of whether printed, typewritten, handwritten or otherwise), information, material, account, business plan, business operation, business method, business practice, business strategy, research, development, marketing, revenue, sale, forecast, budget, finance, license, price, cost, salary, compensation, knowledge about suppliers, knowledge about available skills, and knowledge about actual and/or prospective employees, clients, and/or customers (including for example but not limited to their names, addresses, and telephone numbers).

               2.1.3 "Non-party Information" shall mean Information discovered, received, or learned by the Company from non-parties with respect to which the Company is subject to a duty to maintain confidentiality or to use only for certain limited purposes.

          2.2  The Executive Covenant.  In consideration of the Company's
               ----------------------
entering into this Agreement, providing Executive with Proprietary Information, and providing the Base Salary, opportunities for Incentive Compensation, Stock Options, and other benefits to the Executive, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Executive covenants as follows:

               2.2.1    Non-Disclosure of Proprietary Information and Non-Party
                        -------------------------------------------------------
Information.  At all times during the term of this Agreement and thereafter,
-----------
Executive shall hold all Proprietary Information and Non-party Information in strictest trust and confidence and shall neither disclose (to anyone other than the Company personnel having a need to know such Information in connection with their activities for the Company) nor use (except insofar as required by Executive's activities for the Company under this Agreement) any Proprietary Information or any Non-party Information, unless: (a) Executive is expressly authorized in writing to the contrary by a duly authorized officer of the Company; (b) absent breach or violation of this Agreement, such Information is or becomes generally known to the public or available to the public, as evidenced by a printed publication or other equally conclusive evidence; (c) absent breach or violation of this Agreement, such Information is rightfully received absent any confidentiality obligation by Executive from a non-party outside of the Company, as evidenced by a dated and witnessed writing prepared in the normal course of business or other equally conclusive evidence; or (d) is required to be disclosed pursuant to a valid order by a court or other governmental body or otherwise required by law, provided that Executive informs the Company immediately upon Executive's receipt of notice, in any form, that disclosure pursuant to this section may be required so that the Company may oppose any compelled disclosure of its Proprietary Information. Executive further agrees not to disclose any Proprietary Information pursuant to this section unless and

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until he is informed that the Company will not oppose such disclosure or that the Company's attempt to oppose such disclosure has been denied.

               2.2.2    Trade Secrets. All trade secrets of the Company will be
                        -------------
entitled to all of the protection and benefits under all applicable federal and state trade secrets law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Proprietary Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

          2.3  Assignment of Inventions.
               ------------------------

               2.3.1    Definitions.
                        -----------

                        (i) "Moral Rights" shall mean (a) any right of paternity or integrity, (b) any right to claim authorship or require authorship identification, (c) any right to object to distortion, mutilation, or other modification of, or other derogatory action in relation to, a work of authorship, and (d) any similar right existing under judicial or statutory law of any country or under any treaty, irrespective of whether such right is generally referred to as a "moral right."

                        (ii) "Proprietary Right" shall mean any patent, trade secret, confidentiality protection, know-how right, show-how right, mask work right, copyright (e.g., including but not limited to any Moral Right), and any other intellectual property protection and intangible interests and legal rights of exclusion, of any and all countries, including for example but not limited to
(a) any person's publicity or privacy right, (b) any utility model or application therefor, (c) any industrial model or application therefor, (d) any certificate of invention or application therefor, (e) any application for patent, including, for example, but not limited to, any provisional, divisional, reissue, reexamination or continuation application, (f) any substitute, renewal or extension of any such application, and (g) any right of priority resulting from the filing of any such application.

                        (iii) "The Company Inventions" shall mean (a) any and all Proprietary Information that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive, either alone or jointly with one or more other persons, during the term of this Agreement, and (b) any and all Proprietary Rights that may be available in such Proprietary Information or result therefrom.

                        (iv) Executive may develop and/or review business plans, provided (a) he does so entirely on his own time and without using the Company's equipment, supplies, facilities, Proprietary Information, or trade secret information, and (b) that any such business plans do not conflict with any of Executive's obligations under Section 3. Business plans developed or reviewed by Executive in a manner consistent with this Section shall be excluded from the definition of Company Inventions.

               2.3.2    Executive's Covenant.  Executive does hereby, without
                        --------------------
reservation, irrevocably:

                        (i) sell, assign, grant, transfer, and convey to the Company (and the Company's successors and assigns): Executive's entire right, title, and interest (present and future and throughout the world) in and to all Company Inventions; provided however that, to the extent that any one or more of the Company Inventions includes a work of authorship created by Executive (solely or jointly with others), each such work of authorship shall automatically be deemed to be created as a "work made

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for hire" (as that term is defined in the United States Copyright Act (17 U.S.C.
Section (S) 101)) that is owned solely by the Company (as between Executive and the Company);

                         (ii)    acknowledge and agree that, as between the
Company and Executive, (i) all the Company Inventions shall be the sole and exclusive property of the Company, its successors and assigns, and (ii) the Company, its successors and assigns shall be the sole and exclusive owner of all the Company Inventions throughout the world;

                         (iii)   waive and quitclaim to the Company any and all
claims, of any nature whatsoever, that Executive has now or may hereafter have for infringement or violation of any one or more of the Company Inventions;

                         (iv)    consent to any and all use of names,
likenesses, voices, and similar aspects of all the Company Inventions or related to or associated with all the Company Inventions;

                         (v)     authorize the Company (and its successors,
assigns, nominees, representatives, and designees) to apply (in the Company's own name) for any and all patents (and similar non-U.S. rights) that may be available in (or result from) all the Company Inventions, and to claim any and all rights of priority without further authorization from Executive so that such patents issue in the name of the Company (or its successors or assigns);

                         (vi)    represent, warrant, and covenant that Executive
shall never assert any Moral Right in any one or more of the Company Inventions;

                         (vii)   forever waive all Moral Rights in the Company
Inventions;

                         (viii)  represent, warrant, and covenant that
Executive shall disclose and deliver, fully and in writing, to the Company, each and every Company Invention promptly after such Company Invention is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive; and

                         (ix)    represent, warrant, and covenant that
Executive shall (at the request of the Company, or any of its successors, assigns, nominees, representatives, or designees) in every proper way cooperate and do everything (at the Company's sole expense for Executive's reasonable actual costs, but without additional charge to the Company) that the Company (or any one or more of its successors, assigns, nominees, representatives, or designees) may reasonably consider necessary or appropriate to assist the Company (and its successors, assigns, nominees, representatives, and designees) to prepare and make filings in any and all countries to apply for, prosecute, register, evidence, defend, obtain, hold, secure, vest title to, protect, perfect, maintain, uphold, and enforce any and all Proprietary Rights that may be available in (or result from) the Company Inventions, including for example but not limited to: communicating to the Company (and its successors, assigns, nominees, representatives, and designees) any Information relating to conception or reduction to practice or prosecution of any one or more of such Proprietary Rights; testifying and rendering prompt assistance and cooperation in any and all legal proceedings (e.g., including but not limited to any opposition, cancellation proceeding, interference proceeding, priority contest, public use proceeding, reexamination proceeding, and court proceeding) involving any one or more of such Proprietary Rights; and executing, verifying and delivering any and all assignments, oaths, declarations, powers of attorney, and other instruments and documents. If Executive fails or refuses to execute any such assignment, oath, declaration, power of attorney, instrument, or document, Executive hereby designates and appoints the Company (and its successors and assigns) as Executive's true and lawful agent and attorney-in-fact (such agency and power of attorney being irrevocable by Executive and coupled with an interest in favor of the Company and its

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successors and assigns), with full power of substitution, to act for Executive and in Executive's behalf to do any lawfully permitted act in furtherance of the purposes of the immediately preceding sentence (e.g., including but not limited to executing, verifying, and filing such assignments, oaths, declarations, powers of attorney, and other instruments and documents) in Executive's name and stead and on behalf of and for the benefit of the Company and its successors and assigns, with the same legal force and effect as if Executive performed such act, irrespective of whether in Executive's name or the Company's name or otherwise.

     3.  NON-COMPETITION AND NON-INTERFERENCE
         ------------------------------------

          3.1  Covenant of the Executive.  In consideration of the Company's
               -------------------------
entering into this Agreement, providing Executive with Proprietary Information and specialized training, providing the Base Salary, opportunities for Incentive Compensation, the Option, and other benefits to the Executive, the receipt and sufficiency of which are hereby acknowledged by Executive, the Executive covenants as follows:

               3.1.1  Non-Competition. Executive hereby agrees that during
                      ---------------
the Employment Term and for a period of one (1) year following the Termination Date, for any reason, Executive will not, directly or indirectly (i) engage in Restricted Activities in the Commonwealth of Pennsylvania or in any other State of the United States, or in any other country in the world, where the Company engages in business, or proposes to engage in business on the Termination Date, or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, a Restricted Business located in the Commonwealth of Pennsylvania or in any other State of the United States or in any other country in the world, where the Company conducts or proposes to conduct business on the Termination Date. Notwithstanding the foregoing, Executive is permitted to own up to 5% of any class of securities of any corporation which is traded on a national securities exchange or through Nasdaq.

                      (i) Restricted Activities shall mean shall mean (A) the Company's business as of the date of termination and/or (B) designing, developing, manufacturing, marketing, or selling products or services which directly compete with business, products and/or services of the Company and/or its subsidiaries as of the Termination Date. Provided, however, that restricted Activities shall not include any activities for which Executive has obtained prior written approval from the Company to engage in.

                      (ii) Restricted Business shall mean any person, corporation, firm, company (or a division or group thereof), partnership, proprietorship, or other business entity which engages in Restricted Activities.

               3.1.2  No Diversion of Others.  During the Employment Term and
                      ----------------------
for a period of one (1) year following the Termination Date, for any reason, the Executive shall not, either for himself or for any other person, firm, corporation, or other entity, directly or indirectly, or by action in concert with others:

                      (i) individually or on behalf of any other person, corporation, firm, or other entity, solicit or encourage any employee of the Company or any subsidiary or affiliate of the Company to terminate his or her employment with the Company or such subsidiary or affiliate, without the express prior written consent of the Company;

                      (ii) take away or attempt to take away, or solicit or attempt to solicit, any existing or Potential Customer (defined below) of the Company (whether or not such customer is actually a customer of the Company as of the date hereof, including without limitation any customer solicited by the Executive or which became known by the Executive prior to the date hereof) with the purpose of obtaining such person as an employee or customer for a business competitive with the Company's business. For purposes of this Section, Potential Customer means any company or entity actually solicited by the Company as of the Termination Date.

                    For purposes of this Agreement, "affiliate" shall mean a corporation or other legal entity in common control with the Company.

          3.1.3     Organizing Competitive Business. Without limiting any of the
                    -------------------------------
other provisions contained in this Section 3, during the Employment Term and any
                                   ---------
period during which Executive receives any Severance Payment, the Executive shall not undertake planning for or organization of any business activity competitive with the business of the Company, or conspire with agents, employees, consultants, or other representatives of the Company for the purpose of organizing any such competitive business activity.

     4.  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY
         ---------------------------------------

               The Executive acknowledges and agrees that any breach of the terms of Sections 2 or 3 above would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also acknowledges and agrees that in the event of such breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

     5.  REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE
         ----------------------------------------------

               The Executive represents and warrants to the Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (ii) the Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) the Executive is not subject to any pending or, to the Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company.

     6.  SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS
         ------------------------------------------

               Sections 1.7, 2 and 3 above shall survive any termination of this
               ---------------------
Agreement and continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of each party. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of Sections 2 and 3
                                                              ----------     -
above.

     7.  MISCELLANEOUS
         -------------

          7.1  Notices. All notices, requests, and other communications
               -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

          If to the Executive, to:

               Raymond Butkus
               18 Pine Terrace, East
               Shore Hills, New Jersey  07078

          If to the Company, to:

               Chairman, Board of Directors
               Naviant Technology Solutions, Inc.
               14 Campus Boulevard, Suite 200
               Newtown Square, Pennsylvania  19073


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.1, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.1, be deemed given upon receipt, and (iii) if
                 -----------
delivered by mail in the manner described above to the address as provided in this Section 7.1, be deemed given upon receipt (in each case regardless of
     -----------
whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that parry by giving written notice specifying such change to the other parties hereto.

          7.2  Obligations Contingent on Performance.  The obligations of the
               -------------------------------------
Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of his obligations hereunder.

          7.3  Entire Agreement.  This Agreement supersedes all prior
               ----------------
discussions and agreements among the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect thereto.

          7.4  Waiver.  Any term or condition of this Agreement may be waived at
               ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          7.5  Amendment.  This Agreement may be amended, supplemented, or
               ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          7.6  No Third Party Beneficiary.  The terms and provisions of this
               --------------------------
Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

          7.7  No Assignment; Binding Effect. This Agreement shall inure to the
               -----------------------------
benefit of any successors or assigns of the Company. The Executive shall not be entitled to assign his obligations under this Agreement.

          7.8  Headings.  The headings used in this Agreement have been inserted
               --------
for convenience of reference only and do not define or limit the provisions hereof.

          7.9  Severability.  The Company and the Executive intend all
               ------------
provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and the Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

          7.10 Binding Arbitration.  Subject to the exceptions set forth below,
               -------------------
the Executive and the Company agree that any and all claims or disputes between them, or between Executive and any of the Company's employees, which arise out of Executive's employment or under the terms of Executive's employment, shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Pennsylvania Human Relations Act, the Employee Retirement Income Securities Act, the Racketeer Influenced and Corrupt Organizations Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Company or its termination. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers' compensation laws, and (ii) issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by the Company or which the Company could otherwise seek; in both of the foregoing cases such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law. Binding arbitration will be conducted in accordance with the rules and regulations of the American Arbitration Association (AAA). Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees; that is, the arbitrator will not have authority to award attorneys' fees unless a statutory
                                                            ------
section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. Executive and the Company understand and agree that the arbitration shall be instead of any jury trial and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

          7.11 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed and performed in such Commonwealth without giving effect to conflicts of laws principles.

          7.12 Jurisdiction. With respect to any suit, action, or other
               ------------
proceeding arising from (or relating to) this Agreement and which is not subject to the provisions of Section 7.10 herein, the Company and the Executive hereby
                     ------------
irrevocably agree to the non-exclusive personal jurisdiction and venue of the United States District Court for the Eastern District of Pennsylvania (and any Pennsylvania State Court within Delaware County, Pennsylvania).

          7.13 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                              NAVIANT TECHNOLOGY SOLUTIONS, INC.


                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________

                              Date:_____________________________


                              EXECUTIVE


                              __________________________________
                              Raymond Butkus